Exhibit 99

OFG Bancorp Reports 4Q19 & 2019 Results;
Updates on Scotia PR & USVI Acquisition

SAN JUAN, Puerto Rico, January 29, 2020 – OFG Bancorp (NYSE: OFG) today reported results for 4Q19 and 2019, reflecting the previously announced acquisition of the Puerto Rico and U.S. Virgin Islands operations of The Bank of Nova Scotia (Scotiabank).

Due to the acquisition closing occurring at year-end, OFG’s 4Q19 and 2019 income statements and credit quality metrics reflect pre-acquisition operations as well as acquisition related expenses, while the December 31, 2019 balance sheet and capital metrics reflect the newly acquired assets and liabilities.

4Q19

•      OFG reported a net loss to shareholders of $2.3 million, or ($0.04) per share, which included $21.5 million in acquisition related merger and restructuring charges and $6.6 million in additional provision for non-performing loans the Company decided to sell in 3Q19.

•      4Q19 compares to 3Q19 net income available to shareholders of $5.8 million, or $0.11 per share fully diluted, and 4Q18 net income of $23.1 million, or $0.45 per share.

•      4Q19 core operations were strong, with net interest margin of 5.35% and loan production of $404.9 million. Most credit quality metrics improved.

•      During the quarter, OFG obtained all regulatory approvals, developed an integration plan, and closed on the $560.0 million cash acquisition (excluding settlement amounts), adding $2.2 billion in net loans and $3.0 billion in low cost, core deposits.

•      Acquisition related merger and restructuring charges, core deposit intangible of $41.5 million, no goodwill, and tangible book value dilution of 6% were all lower than originally assumed. Loan marks were in line at an average of 6.44%.

2019

•      OFG for the year ended 2019 reported net income available to shareholders of $47.7 million, or $0.92 per share fully diluted, which included acquisition related merger and restructuring charges and increased provision from the sale of non-performing loans (NPLs).

•      On a non-GAAP basis*, adjusted net income available to shareholders was $83.8 million or $1.62 per share, which compares favorably to 2018 net income of $72.4 million, or $1.52 per share.

•      OFG ended the year with book value of $18.75 per common share, up 4.8% from a year ago; tangible book value of $15.97 per common share, down 1.1% as a result of the acquisition; total stockholders’ equity of $1.05 billion, up 4.6%; and record total assets of $9.3 billion, up 40.9%.

Conference Call

A conference call to discuss 4Q19 results, outlook and related matters will be held today at 10:00 AM Eastern Time. Phone (888) 562-3356 or (973) 582-2700. Use conference ID 827-3089. The call can also be accessed live on www.ofgbancorp.com.  Webcast replay will be available shortly thereafter.

CEO Comment

José Rafael Fernández, President, Chief Executive Officer, and Vice Chairman of the Board, said: “We ended 2019 on a high note, closing the Scotiabank acquisition at year-end as originally anticipated. We welcome our new team members and clients in Puerto Rico and U.S. Virgin Islands. We are committed to providing excellent career opportunities to our new employees and excellent service, products, and technology to our new clients. We’re excited about the prospects for future growth.

“I also want to thank all our staff for their exceptional work, some despite their own difficult personal circumstances, in assisting earthquake evacuees. As early responders on the ground in affected areas, Oriental teams helped organized shelters and relief centers. In coordination and collaboration with several of our clients, we provided more than 4,000 meals, bottled water, batteries, electric fans and other essentials. We also arranged access to teams of doctors and structural engineers. The quick response would not have been possible without our compassionate staff and clients. We are extremely proud of our commitment to the communities we serve.

“Turning back to business, 4Q19 was a very busy quarter, closing on the acquisition while continuing to build our existing business. Operationally, we had a strong quarter. We effectively managed the transition to slightly lower yields in the commercial loan portfolio, reflecting FRB rate cuts, with our pro-active effort to reduce high cost wholesale funding. Going forward, our funding mix will improve even further with our larger core deposit base.

“We are well positioned for 2020. The acquisition enabled us to more effectively use our excess capital and end 2019 with a record $6.6 billion in loans and a record $7.7 billion in deposits, which increases our ability to generate future growth. We are moving fast, starting the year focused on integration and loan production, and look forward to reporting our progress in the quarters ahead.”

Current Expected Credit Losses (CECL)

The following updates the model development process for CECL Day 1 implementation.

•      For the originated book (58% of total gross loans): We are estimating an increase in the current allowance of approximately $21 million to $25 million or 25% to 30%.

•      For the Scotiabank non-PCD acquired book (12% of total gross loans): Based on the fair market value of the portfolio, we are estimating the non-PCD allowance will be approximately $16 million to $22 million.

•      For PCD loans, including BBVA and Eurobank acquired book plus the recently acquired Scotiabank (30% of total gross loans): The adjustment will be made through the allowance and loan balances with no impact in capital.

The final impact of CECL will depend on the circumstances at the date of adoption such as asset quality, macro-economic conditions and economic perspective, and continued refinement in 1Q20.

Income Statement

Unless otherwise noted, the following compares data for the fourth quarter 2019 to the fourth quarter 2018.

•      Total interest Income fell $3.9 million, to $91.2 million, primarily due to sales of mortgage backed securities totaling $350 million in 2Q19 and $322 million in 3Q19 to free up liquidity to fund the Scotiabank acquisition. Interest income from originated loans increased $2.9 million, reflecting loan growth (+4.8%) and lower yield (-6 basis points). Interest income from acquired loans declined $2.3 million due to continued pay downs of loans. Interest income from investment securities declined $5.6 million, while interest income increased $1.1 million from higher cash balances.

•      Total interest expense fell $1.1 million, to $12.0 million, primarily reflecting a more favorable change in the funding mix. Core deposit costs increased $1.6 million due to higher rate (+12 basis points) from a shift to longer-term time deposits. Brokered deposit costs fell $1.2 million primarily due to lower average balances (-49.1%). Borrowing costs fell $1.5 million due to lower average balances (-44.0%) and lower rate (-19 basis points).

•      Net Interest Margin, excluding cost recoveries, decreased 6 basis points to 5.28%, reflecting effective management of the interest yield and expense mix.

•      Total provision for Loan and Lease Losses increased $11.8 million, to $23.1 million, which includes the previously mentioned $6.6 million for additional provision for NPLs sold. 4Q19 provision also included $3.6 million allowance for the remaining balance of an originated commercial loan, pending insurance recoveries, on a property destroyed in a fire.

•      Total Banking and Wealth Management Revenues were level at $19.2 million. Higher mortgage banking revenues offset lower wealth management and banking service revenues.

•      Total Non-Interest Expenses increased $26.6 million to $78.4 million, which includes the previously mentioned $21.5 million merger and restructuring charges. 4Q19 expenses also included $2.8 million in contingent legal reserves and operational losses, and $1.5 million in incremental health insurance expenses and technology development expenses.

•      Effective Tax Rate was 28.5% in 2019 compared to 36.4% in 2018. The decline was primarily due a higher proportion of exempt income and capital gains at lower rates in 2019.

Balance Sheet

Unless otherwise noted, the following compares data at December 31, 2019 to December 31, 2018.

•      Total Loans increased 49.9% or $2.2 billion to $6.6 billion. Originated loans increased 4.2%, or $152.2 million. Acquired BBVA and Eurobank loans declined 21.7%, or $171.6 million. Acquired Scotiabank loans totaled $2.2 billion. Compared to September 30, 2019, originated loans increased 2.4%, or $87.8 million, and acquired BBVA and Eurobank loans declined 7.7%, or $50.3 million. Acquired BBVA and Eurobank loans declined year over year and on a sequential quarter basis due to sales of non-performing loans in 3Q19 and 4Q19 and continued pay downs.

•      Loan Production totaled $404.9 million compared to $323.0 million in the year-ago quarter. 4Q19 production was the highest since the post-hurricane comeback quarter in 2Q18. Auto and consumer lending remained strong at $110.2 million and $41.9 million, respectively, while residential mortgage lending totaled $23.7 million. Commercial lending at $229.1 million primarily reflected the closing of large and middle market corporate loans as well as continued growth of small business customers.

•      Cash and Cash Equivalents increased 89.5%, or $402.7 million, to $852.8 million, which included $626.9 million from the Scotiabank acquisition. Compared to September 30, 2019, cash declined 11.4%, or $110.1 million.

•      Total Investments declined 15.0%, or $191.8 million, to $1.1 billion, which included $576.2 million from the Scotiabank acquisition. Compared to September 30, 2019, investments increased 105.4%, or $558.1 million.

•      Customer Deposits (excluding brokered) increased 70.1% or $3.1 billion to $7.5 billion, which included $3.0 billion from the Scotiabank acquisition. Compared to September 30, 2019, deposits increased 62.4% or $2.9 billion.

•      Brokered deposits declined 53.6%, or $281.6 million, to $243.5 million. Compared to September 30, 2019, brokered deposits declined 15.6%, or $44.9 million. The declines reflect the maturity of brokered CDs. The acquisition did not add any brokered CDs.

•      Borrowings declined 46.4%, or $264.9 million, to $305.6 million. Compared to September 30, 2019, borrowings declined $0.4 million. The declines reflect the repayment of repurchase agreement funding. The acquisition did not add any borrowings.

•      Total stockholders’ equity increased 4.6% or $45.9 million to $1.05 billion. Compared to September 30, 2019, stockholders’ equity declined 0.3%. The year over year increase reflects earnings growth and reduced other comprehensive loss.

Credit Quality

Unless otherwise noted, the following compares data on the originated loan portfolio at December 31, 2019 to December 31, 2018.

•      Non-performing loan rate at 2.07% fell 121 basis points. Allowance for loan and lease losses declined 12.3%, to $83.5 million. As a percentage of loans, ALLL at 2.15% fell 39 basis points. The decrease in the NPL rate and ALLL reflects the previously mentioned sales of NPLs.

•      Early and total delinquency rates, at 3.69% and 5.31%, were up 35 and down 105 basis points, respectively.

•      Net Charge-Offs increased $3.1 million to $14.0 million. As a percentage of loans, the NCOs increased 27 basis points to 1.45%. NCOs reflect increases from auto and consumer loans, partially offset by declines in mortgage and commercial loans.

Capital Position

•      Because of the effective use of excess capital in the Scotiabank acquisition, OFG’s capital ratios have now become more comparable to similar sized peers while continuing to be significantly above regulatory requirements for a well-capitalized institution.

•      At December 31, 2019, the Leverage ratio was 13.99%, Common Equity Tier 1 capital ratio was 10.78%, Tier 1 Risk-Based Capital ratio was 12.50%, and Total Risk-Based Capital ratio was 13.77%. Tangible Common Equity ratio was 8.97%.

Financial Supplement & Conference Call Presentation

OFG’s Financial Supplement, with full financial tables for the quarter ended December 31, 2019, and 4Q19 Conference Call Presentation, can be found on the Webcasts, Presentations & Other Files page, on OFG’s Investor Relations website at www.ofgbancorp.com.

*Non-GAAP Financial Measures

In addition to our financial information presented in accordance with GAAP, management uses certain “non-GAAP financial measures” within the meaning of the SEC Regulation G, to clarify and enhance understanding of past performance and prospects for the future. See Tables 9-1, 9-2 and 10 in OFG’s above-mentioned Financial Supplement for reconciliation of GAAP to non-GAAP Measures and Calculations. OFG has attached to this news release Table 10: “Reconciliation of GAAP to Non-GAAP with adjustments to exclude the impact of significant events” for the year ended December 31, 2019.

Forward Looking Statements

The information included in this document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve certain risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements.

Factors that might cause such a difference include, but are not limited to (i) the rate of growth in the economy and employment levels, as well as general business and economic conditions; (ii) changes in interest rates, as well as the magnitude of such changes; (iii) changes to the financial condition of the government of Puerto Rico; (iv) amendments to the fiscal plan approved by the Financial Oversight and Management Board of Puerto Rico; (v) determinations in the court-supervised debt-restructuring process under Title III of PROMESA for the Puerto Rico government and all of its agencies, including some of its public corporations; (vi) the amount of government, private and philanthropic financial assistance for the reconstruction of Puerto Rico’s critical infrastructure, which suffered catastrophic damages caused by hurricane Maria; (vii) the pace and magnitude of Puerto Rico’s economic recovery; (viii) the potential impact of damages from future hurricanes and natural disasters in Puerto Rico; (ix) the fiscal and monetary policies of the federal government and its agencies; (x) changes in federal bank regulatory and supervisory policies, including required levels of capital; (xi) the relative strength or weakness of the commercial and consumer credit sectors and the real estate market in Puerto Rico; (xii) the performance of the stock and bond markets; (xiii) competition in the financial services industry; and (xiv) possible legislative, tax or regulatory changes.

For a discussion of such factors and certain risks and uncertainties to which OFG is subject, see OFG’s annual report on Form 10-K for the year ended December 31, 2018, as well as its other filings with the U.S. Securities and Exchange Commission. Other than to the extent required by applicable law, including the requirements of applicable securities laws, OFG assumes no obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

About OFG Bancorp

Now in its 56th year in business, OFG Bancorp is a diversified financial holding company that operates under U.S., Puerto Rico and U.S. Virgin Islands banking laws and regulations. Its three principal subsidiaries, Oriental Bank, Oriental Financial Services and Oriental Insurance, provide a wide range of retail and commercial banking, lending and wealth management products, services and technology, primarily in Puerto Rico and U.S. Virgin Islands. Visit us at Error! Hyperlink reference not valid.www.ofgbancorp.com.

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Contacts

Puerto Rico & USVI: Idalis Montalvo (idalis.montalvo@orientalbank.com) at (787) 777-2847

US: Gary Fishman (gfishman@ofgbancorp.com) and Steven Anreder (sanreder@ofgbancorp.com) at (212) 532-3232

a)    During 2Q 2019 and 3Q 2019, the Company sold $350 million and $322 million available-for-sale mortgage-backed securities, respectively, and recognized a gain in the sale of $4.8 million and $3.5 million, respectively.

b)    During 2019, the Company sold mostly non-performing loans, increasing the provision by $8.8 million in 2Q2019, $38.9 million in 3Q2019, and $6.6 million in 4Q2019.

c)     During 3Q 2019, the Company received $2.4 million proceeds from the sale of fully charged-off originated auto and consumer loans.

d)    During 2Q 2019, the Company entered into an agreement with Scotiabank to acquire its Puerto Rico and US Virgin Islands operations, subject to customary closing conditions. On December 31, 2019, the Company completed the acquisition. During 2Q2019, 3Q2019 and 4Q2019, $1.0 million, $1.6 million and $27.2 million, respectively, were incurred in related merger and restructuring charges.

e)    During 3Q 2019, the Company recognized an FDIC insurance assessment credit received amounting to $1.5 million.

f)      During 3Q 2019, the Company received an additional $1 million credit from Puerto Rico Treasury on employee retention during hurricane Maria.

g)    During 3Q 2019, the Company had a reduction in provision for loan losses of $4.5 million as a result of the adjustment to the qualitative factor related to sustained favorable macroeconomic conditions in Puerto Rico.

h)    On December 31, 2019, the Company acquired Scotiabank's Puerto Rico and USVI operations for $560 million (excluding settlement amounts), which approximated the fair value of net assets acquired. The determination of fair value may necessitate the use of one year measurement period to adequately analyze all the factors used as of the acquisition date.

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OFG Bancorp
Financial Supplement

The information contained in this Financial Supplement is preliminary and based on data available at the time of the earnings presentation, and investors should refer to our December 31, 2019 Annual Report on Form 10-K once it is filed with the Securities and Exchange Commission.

Table of Contents
		Pages

OFG Bancorp (Consolidated Financial Information)
Table 1:	Financial and Statistical Summary - Consolidated	2
Table 2:	Consolidated Statements of Operations	3
Table 3:	Consolidated Statements of Financial Condition	4
Table 4:	Information on Loan Portfolio and Production	5
Table 5:	Average Balances, Net Interest Income and Net Interest Margin	6-7
Table 6:	Loan Information and Performance Statistics (Excluding Acquired Loans)	8-9
Table 7:	Allowance for Loan and Lease Losses	10
Table 8:	Accretable Yield on Loans Accounted for Under ASC 310-30 (Loans Acquired
	with Deteriorated Credit Quality, Including those by Analogy)	11
Table 9:	Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory
	Capital	12-13
Table 10:	Reconciliation of GAAP to Non-GAAP with adjustments to exclude the impact
	of quarter-specific items	14
Table 11:	Notes to Financial Summary, Selected Metrics, Loans, and Consolidated
	Financial Statements (Tables 1-10)	15

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OFG Bancorp (NYSE: OFG)
Table 1: Financial and Statistical Summary - Consolidated
		2019		2019		2019		2019	2018	2019		2018
(Dollars in thousands, except per share data) (unaudited)		Q4		Q3		Q2		Q1	Q4	YTD		YTD
Earnings
Net interest income		$79,209		$80,710		$81,085		$81,789	$82,035	$322,793		$315,894
Non-interest income, net (core)	(2)	19,196		18,542		18,074		17,553	19,260	73,365		74,339
Non-interest expense		78,356	(a)	50,727		51,452		52,152	51,719	232,687	(a)	207,081
Pre-provision net revenues	(21)	20,564		52,161		52,581		47,293	54,574	172,599		188,908
Provision for loan and lease losses		23,068	(c)	43,770	(b)(c)(d)	17,705	(d)	12,249	11,300	96,792	(b)(c)(d)	56,108
Net (loss) income before income taxes		(2,504)		8,391		34,876		35,044	43,274	75,807		132,800
Income tax (benefit) expense		(1,861)		1,008		10,897		11,574	18,530	21,618		48,390
Net (loss) income		$(643)	(a)	$7,383		$23,979		$23,470	$24,744	$54,189	(a)	$84,410
Common Share Statistics
(Loss) earnings per common share - basic	(3)	$(0.04)	(a)	$0.11		$0.44		$0.43	$0.47	$0.93	(a)	$1.59
(Loss) earnings per common share - diluted	(4)	$(0.04)	(a)	$0.11		$0.43		$0.42	$0.45	$0.92	(a)	$1.52
Average common shares outstanding		51,360		51,345		51,330		51,305	49,628	51,335		45,400
Average common shares outstanding and equivalents		51,791		51,772		51,680		51,626	51,602	51,719		51,349
Cash dividends per common share		$0.07		$0.07		$0.07		$0.07	$0.07	$0.28		$0.25
Book value per common share (period end)		$18.75		$18.84		$18.76		$18.30	$17.90	$18.75		$17.90
Tangible book value per common share (period end)	(5)	$15.97		$17.11		$17.03		$16.56	$16.15	$15.97		$16.15
Balance Sheet (Average Balances)
Loans	(6)	$4,486,851		$4,539,046		$4,514,030		$4,504,725	$4,460,002	$4,511,190		$4,348,135
Interest-earning assets		5,873,159		5,981,757		6,034,338		6,152,202	6,170,455	6,009,521		5,985,524
Total assets		6,325,334		6,433,658		6,496,423		6,605,328	6,619,026	6,464,329		6,425,811
Total deposits		4,834,597		4,921,259		4,880,114		4,890,630	4,987,446	4,881,605		4,889,584
Interest-bearing deposits		3,723,751		3,827,212		3,782,211		3,791,083	3,866,842	3,781,006		3,811,406
Borrowings		304,365		340,194		459,802		562,152	543,920	415,712		466,051
Stockholders' equity		1,062,724		1,061,541		1,037,057		1,017,546	983,015	1,044,882		967,437
Common stockholders' equity		980,854		979,671		955,187		935,676	881,971	963,012		817,907
Performance Metrics
Net interest margin	(7)	5.35%		5.35%		5.39%		5.39%	5.27%	5.37%		5.28%
Return on average assets	(8)	-0.04%		0.46%		1.48%		1.42%	1.50%	0.84%		1.31%
Return on average tangible common stockholders' equity	(9)	-1.02%		2.58%		10.32%		10.32%	11.67%	5.45%		9.95%
Efficiency ratio	(10)	79.63%		51.11%		51.89%		52.50%	51.06%	58.74%		53.07%
Full-time equivalent employees, period end		2,431		1,436		1,417		1,394	1,392	2,431		1,392
Credit Quality Metrics
Excluding acquired loans:	(1)
Allowance for loan and lease losses		$83,470		$79,089		$89,952		$94,035	$95,188	$83,470		$95,188
Allowance as a % of loans held for investment		2.15%		2.09%		2.35%		2.51%	2.54%	2.15%		2.54%
Net charge-offs		$14,006		$34,427	(b)(c)(d)	$12,564		$12,486	$10,885	$73,483	(b)(c)(d)	$49,580
Net charge-off rate	(11)	1.45%		3.57%	(b)(c)(d)	1.32%		1.33%	1.18%	1.63%	(b)(c)(d)	1.14%
Early delinquency rate (30 - 89 days past due)		3.69%		3.64%		3.51%		3.61%	3.34%	3.69%		3.34%
Total delinquency rate (30 days and over)		5.31%		5.39%		6.07%		6.33%	6.36%	5.31%		6.36%
Capital Ratios (Non-GAAP)	(12)
Leverage ratio		13.99%		15.41%		15.20%		14.64%	14.22%	13.99%		14.22%
Common equity Tier 1 capital ratio		10.78%		17.98%		17.48%		17.09%	16.78%	10.78%		16.78%
Tier 1 risk-based capital ratio		12.50%		20.43%		19.87%		19.49%	19.20%	12.50%		19.20%
Total risk-based capital ratio		13.77%		21.71%		21.14%		20.77%	20.48%	13.77%		20.48%
Tangible common equity ("TCE") ratio		8.97%		14.07%		13.71%		13.05%	12.76%	8.97%		12.76%

(a) On December 31, 2019, the Company acquired Scotiabank's Puerto Rico and USVI operations, incurring in merger and restructuring charges of $21.5 million during 4Q 2019.
(b) During 3Q 2019, the Company received $2.4 million proceeds from the sale of fully charged-off originated auto and consumer loans.

(c) During 3Q 2019, the Company decided to sell mostly non-performing loans, increasing the provision by $37.2 million. Originated loans that were transferred to held-for-sale amounted to $25.3 million at September 30, 2019, the remaining were purchased credit impaired loans. Loans were sold during 4Q 2019, with an additional increase in the provision of $6.6 million.

(d) During 2Q 2019, the Company decided to sell mostly non-performing mortgage loans increasing the provision by $8.8 million. Most of these loans were sold in 3Q 2019, increasing the provision by an additional $1.8 million.

2

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OFG Bancorp (NYSE: OFG)
Table 2: Consolidated Statements of Operations
		Quarter Ended									Year Ended
		December 31,		September 30,		June 30,		March 31,		December 31,	December 31,		December 31,
(Dollars in thousands, except per share data) (unaudited)		2019		2019		2019		2019		2018	2019		2018
Interest income:
Loans	(1)
Non-acquired loans		$73,600		$74,303		$72,978		$71,298		$70,747	$292,179		$254,047
Acquired BBVAPR loans		8,969		9,090		9,603		10,247		10,935	37,909		54,500
Acquired Eurobank loans		2,335		2,379		2,499		2,574		2,642	9,787		12,834
Total interest income from loans		84,904		85,772		85,080		84,119		84,324	339,875		321,381
Investment securities		6,271		7,883		9,175		10,591		10,782	33,920		39,038
Total interest income		91,175		93,655		94,255		94,710		95,106	373,795		360,419
Interest expense:
Deposits
Core deposits		7,957		8,256		7,465		6,214		6,396	29,892		23,202
Brokered deposits		1,804		2,298		2,526		2,835		3,003	9,463		9,751
Total deposits		9,761		10,554		9,991		9,049		9,399	39,355		32,953
Borrowings		2,205		2,391		3,179		3,872		3,672	11,647		11,572
Total interest expense		11,966		12,945		13,170		12,921		13,071	51,002		44,525
Net interest income		79,209		80,710		81,085		81,789		82,035	322,793		315,894
Provision for loan and lease losses, excluding acquired loans	(1)	18,387		23,564	(c)(d)(e)	8,481		11,333		10,842	61,765		52,055
Provision (recapture) for acquired BBVAPR loan and lease losses	(1)	4,526		19,135	(c)(d)(e)	7,446	(e)	1,567		(998)	32,674		1,487
Provision for acquired Eurobank loan and lease losses	(1)	155		1,071	(d)(e)	1,778	(e)	(651)	(f)	1,456	2,353		2,566
Total provision for loan and lease losses, net		23,068		43,770		17,705		12,249		11,300	96,792		56,108
Net interest income after provision for loan and lease losses		56,141		36,940		63,380		69,540		70,735	226,001		259,786
Non-interest income:
Banking service revenues		10,812		10,813		10,776		10,465		11,234	42,866		43,638
Wealth management revenues		7,062		6,611		6,669		5,882		7,246	26,224		25,934
Mortgage banking activities		1,322		1,118		629		1,206		780	4,275		4,767
Total banking and financial service revenues		19,196		18,542		18,074		17,553		19,260	73,365		74,339
Bargain purchase from Scotiabank PR & USVI acquisition		315		-		-		-		-	315		-
Other income, net		200		3,636	(b)	4,874	(b)	103		4,998	8,813	(b)	5,756
Total non-interest income, net		19,711		22,178		22,948		17,656		24,258	82,493		80,095
Non-interest expense:
Compensation and employee benefits		21,817		20,500		19,875		20,341		19,322	82,533		76,524
Occupancy, equipment and infrastructure costs		7,488		7,307		7,511		7,746		7,762	30,052		33,084
Merger and restructuring charges		21,498	(a)	1,556		1,000		-		-	24,054	(a)	-
Net loss on sale of foreclosed real estate and other repossessed assets		541		794		21		1,070		1,834	2,426		4,662
General and administrative expenses		24,894		18,475		20,482		20,699		20,963	84,550		83,921
Total operating expenses		76,238		48,632		48,889		49,856		49,881	223,615		198,191
Credit related expenses		2,118		2,095		2,563		2,296		1,838	9,072		8,890
Total non-interest expense		78,356		50,727		51,452		52,152		51,719	232,687		207,081
(Loss) income before income taxes		(2,504)		8,391		34,876		35,044		43,274	75,807		132,800
Income tax (benefit) expense		(1,861)		1,008		10,897		11,574		18,530	21,618		48,390
Net (loss) income		(643)	(a)	7,383		23,979		23,470		24,744	54,189	(a)	84,410
Less: dividends on preferred stock
Convertible preferred stock		-		-		-		-		-	-		(5,513)
Other preferred stock		(1,628)		(1,628)		(1,628)		(1,628)		(1,628)	(6,512)		(6,511)
Net (loss) income available to common shareholders		$(2,271)		$5,755		$22,351		$21,842		$23,116	$47,677		$72,386

(a) On December 31, 2019, the Company acquired Scotiabank's Puerto Rico and USVI operations, incurring in merger and restructuring charges of $21.5 million during 4Q 2019.

(b) During 2Q 2019 and 3Q 2019, the Company sold $350 million and $322 million available-for-sale mortgage-backed securities, respectively, and recognized a gain in the sale of $4.8 million and $3.5 million.

(c) During 3Q 2019, the Company received $2.4 million proceeds from the sale of fully charged-off originated auto and consumer loans.

(d) During 3Q 2019, the Company decided to sell mostly non-performing loans, increasing the provision by $37.2 million. Originated loans that were transferred to held-for-sale amounted to $25.3 million at September 30, 2019, the remaining were purchased credit impaired loans. Loans were sold during 4Q 2019, with an additional increase in the provision of $6.6 million.

(e) During 2Q 2019, the Company decided to sell mostly non-performing mortgage loans increasing the provision by $8.8 million. Most of these loans were sold in 3Q 2019, increasing the provision by an additional $1.8 million.

(f) During the 1Q 2019, the provision for acquired Eurobank loans and leases reflected better cashflows than expected.

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OFG Bancorp (NYSE: OFG)
Table 3: Consolidated Statements of Financial Condition
	December 31,		September 30,		June 30,		March 31,		December 31,
(Dollars in thousands) (unaudited)	2019		2019		2019		2019		2018
Cash and cash equivalents	$852,757		$962,887		$677,430		$509,023		$450,063
Investments:
Trading securities	37		41		412		381		360
Investment securities available-for-sale, at fair value, with amortized cost of $1,074,474
(September 30, 2019 - $520,960; June 30, 2019 - $860,911; March 31, 2019 - $1,248,750;
December 31, 2018 - $854,511)
Mortgage-backed securities	673,886		505,102		843,333		1,225,225		827,564
US treasury notes	397,183		10,938		10,907		10,859		10,807
Other investment securities	3,100		3,055		3,193		3,385		3,486
Total investment securities available-for-sale	1,074,169		519,095	(b)	857,433	(b)	1,239,469	(d)	841,857
Mortgage-backed securities held-to-maturity, at amortized cost
(fair value at December 31, 2018 - $410,353;
September 30, 2018 - $425,066)	-		-		-		-	(d)	424,740
Federal Home Loan Bank (FHLB) stock, at cost	13,048		10,525		12,821		12,800		12,644
Other investments	560		57		3		3		3
Total investments	1,087,814		529,718		870,669		1,252,653		1,279,604
Securities sold but not yet delivered	$339		$-		$-		$-		$-
Loans, net	6,641,847	(a)	4,407,190	(c)	4,474,497		4,401,401		4,431,594
Other assets:
Derivative assets	6		13		26		110		347
Prepaid expenses	52,648		14,244		11,903		7,830		10,283
Deferred tax asset, net	176,531		112,602		111,147		112,744		113,763
Foreclosed real estate and repossessed properties	33,236		30,488		32,016		34,439		36,754
Premises and equipment, net	81,105		69,754		71,001		69,017		68,892
Goodwill	86,069		86,069		86,069		86,069		86,069
Right of use assets	39,112		19,318		20,419		20,860	(e)	-
Core deposit, customer relationship intangible and other intangibles	56,965		2,491		2,783		3,076		3,368
Servicing asset	50,779		10,125		10,134		10,623		10,716
Accounts receivable and other assets	138,244		88,606		96,033		95,346		91,899
Total assets	$9,297,452	(a)	$6,333,505		$6,464,127		$6,603,191		$6,583,352

Deposits:
Demand deposits	$3,579,115		$2,228,256		$2,219,911		$2,218,186		$2,191,802
Savings accounts	1,815,044		1,206,569		1,200,408		1,231,170		1,187,945
Time deposits	2,060,953		1,154,871		1,136,411		996,519		1,003,271
Brokered deposits	243,498		288,362		388,407	(b)	451,226		525,097
Total deposits	7,698,610	(a)	4,878,058		4,945,137		4,897,101		4,908,115
Borrowings:
Securities sold under agreements to repurchase	190,274		190,261		240,324	(b)	431,566		455,508
Advances from FHLB and other borrowings	79,204		79,603		80,423		81,397		78,834
Subordinated capital notes	36,083		36,083		36,083		36,083		36,083
Total borrowings	305,561		305,947		356,830		549,046		570,425
Other liabilities:
Derivative liabilities	913		1,159		985		439		333
Acceptances outstanding	21,599		21,796		23,610		25,791		16,937
Lease liability	39,840		21,081		22,179		22,618	(e)	-
Accrued expenses and other liabilities	185,103		56,388		70,512		87,004		87,665
Total liabilities	8,251,626		5,284,429		5,419,253		5,581,999		5,583,475
Stockholders' equity:
Preferred stock	92,000		92,000		92,000		92,000		92,000
Common stock	59,885		59,885		59,885		59,885		59,885
Additional paid-in capital	621,515		620,948		620,368		619,828		619,381
Legal surplus	95,779		95,783		95,020		92,621		90,167
Retained earnings	279,994		285,854		284,458		268,101	(e)	253,040
Treasury stock, at cost	(102,339)		(102,936)		(103,171)		(103,196)		(103,633)
Accumulated other comprehensive (loss) income, net	(1,008)		(2,458)		(3,686)		(8,047)		(10,963)
Total stockholders' equity	1,045,826		1,049,076		1,044,874		1,021,192		999,877
Total liabilities and stockholders' equity	$9,297,452		$6,333,505		$6,464,127		$6,603,191		$6,583,352

(a) On December 31, 2019, the Company acquired Scotiabank's Puerto Rico and USVI operations, increasing loans by $2.2 billion and deposits by $3.0 billion.

(b) During 3Q 2019, the Company sold $322 million available-for-sale mortgage-backed securities and recognized a gain in the sale of $3.4 million. During 2Q 2019, the Company sold $350 million available-for-sale mortgage-backed securities and recognized a gain in the sale of $4.8 million, resulting  in the termination before maturity of $191.2 million of securities sold under agreements to repurchase and in a reduction of $62.8 million of brokered CDs.

(c) During 3Q 2019, the Company decided to sell mostly non-performing loans. Originated loans that were transferred to held-for-sale amounted to $25.3 million at September 30, 2019 and were sold in 4Q 2019.

(d) On January 1, 2019, the Company adopted the Accounting Standard Update ("ASU") No. 2017-12 and reclassified all of its mortgage backed securities from the held-to-maturity portfolio into the available-for-sale portfolio.

(e) On January 1, 2019, the Company adopted the ASU No. 2016-02, under the effective date method, which requires lessees to recognize a right-of-use asset and related lease liability for lease classified as operating leases, prospectively.

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OFG Bancorp (NYSE: OFG)
Table 4: Information on Loan Portfolio and Production

		December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands) (unaudited)		2019	2019	2019	2019	2018
Non-acquired loans held for investment:
Mortgage		$577,416	$589,383	$635,616	$651,423	$668,809
Commercial		1,667,494	1,573,629	1,616,973	1,569,551	1,597,588
Consumer		361,638	362,358	356,110	350,543	348,980
Auto		1,277,732	1,266,066	1,218,070	1,167,482	1,129,695
		3,884,280	3,791,436	3,826,769	3,738,999	3,745,072
Less: Allowance for loan and lease losses		(83,471)	(79,089)	(89,952)	(94,035)	(95,188)
		3,800,809	3,712,347	3,736,817	3,644,964	3,649,884
Deferred loan costs, net		8,965	9,608	9,251	8,254	7,740
Total non-acquired loans held for investment, net		3,809,774	3,721,955	3,746,068	3,653,218	3,657,624

Acquired loans:	(1)
Scotiabank PR & USVI
Accounted for under ASC 310-20
Mortgage		322,179	-	-	-	-
Commercial		193,206	-	-	-	-
Consumer		112,742	-	-	-	-
Auto		191,016	-	-	-	-
		819,143	-	-	-	-
		819,143	-	-	-	-

Accounted for under ASC 310-30
Mortgage		1,130,964	-	-	-	-
Commercial		212,866	-	-	-	-
Consumer		8,539	-	-	-	-
Auto		41,571	-	-	-	-
		1,393,940	-	-	-	-
		1,393,940	-	-	-	-
Total Acquired Scotiabank PR & USVI loans, net		2,213,083	-	-	-	-

BBVAPR
Accounted for under ASC 310-20
Commercial		2,141	2,217	2,249	2,405	2,546
Consumer		20,794	21,461	21,966	22,768	23,988
Auto		135	237	996	2,336	4,435
		23,070	23,915	25,211	27,509	30,969
Less: Allowance for loan and lease losses		(1,573)	(1,490)	(1,685)	(1,968)	(2,062)
		21,497	22,425	23,526	25,541	28,907

Accounted for under ASC 310-30
Mortgage		411,531	439,675	476,081	484,578	492,890
Commercial		117,694	155,653	169,481	176,908	182,319
Auto		1,790	3,883	6,462	9,866	14,403
		531,015	599,211	652,024	671,352	689,612
Less: Allowance for loan and lease losses		(17,036)	(51,394)	(45,427)	(42,133)	(42,010)
		513,979	547,817	606,597	629,219	647,602
Total Acquired BBVAPR loans, net		535,476	570,242	630,123	654,760	676,509

Eurobank
Accounted for under ASC 310-30
Mortgage		48,617	54,603	61,920	62,649	63,392
Commercial		29,041	46,412	46,421	46,588	47,826
Consumer		724	802	867	856	846
		78,382	101,817	109,208	110,093	112,064
Less: Allowance for loan and lease losses		(14,459)	(22,370)	(25,578)	(24,352)	(24,971)
Total Acquired Eurobank loans, net		63,923	79,447	83,630	85,741	87,093
Total acquired loans, net		2,812,482	649,689	713,753	740,501	763,602
Total loans held for investment		6,622,256	4,371,644	4,459,821	4,393,719	4,421,226
Mortgage loans held for sale		19,591	23,504	13,293	7,682	10,368
Other loans held for sale		-	12,042	1,383	-	-
Total loans, net		$6,641,847	$4,407,190	$4,474,497	$4,401,401	$4,431,594

Loan Portfolio Summary:
Loans held for investment:
Mortgage		$2,490,707	$1,083,661	$1,173,617	$1,198,650	$1,225,091
Commercial		2,222,442	1,777,911	1,835,124	1,795,452	1,830,279
Consumer		504,437	384,621	378,943	374,167	373,814
Auto		1,512,244	1,270,186	1,225,528	1,179,684	1,148,533
		6,729,830	4,516,379	4,613,212	4,547,953	4,577,717
Less: Allowance for loan and lease losses		(116,539)	(154,343)	(162,642)	(162,488)	(164,231)
		6,613,291	4,362,036	4,450,570	4,385,465	4,413,486
Deferred loan costs, net		8,965	9,608	9,251	8,254	7,740
Total loans held for investment, net		6,622,256	4,371,644	4,459,821	4,393,719	4,421,226
Mortgage loans held for sale		19,591	23,504	13,293	7,682	10,368
Other loans held for sale		-	12,042	1,383	-	-
Total loans, net		$6,641,847	$4,407,190	$4,474,497	$4,401,401	$4,431,594

		2019	2019	2019	2019	2018
(Dollars in thousands) (unaudited)		Q4	Q3	Q2	Q1	Q4
Quarterly loan production	(13)
Mortgage		$23,680	$23,805	$22,196	$23,097	$33,373
Commercial		216,610	65,635	64,079	60,485	92,088
US Loan Program		12,482	12,225	56,372	31,706	31,667
Consumer		41,947	48,257	47,662	40,877	42,055
Auto		110,184	141,507	136,263	120,199	123,770
Total		$404,903	$291,429	$326,572	$276,364	$322,953

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OFG Bancorp (NYSE: OFG)
Table 5: Average Balances, Net Interest Income and Net Interest Margin
	2019 Q4			2019 Q3			2019 Q2			2019 Q1			2018 Q4
		Interest			Interest			Interest			Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands) (unaudited)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate

Interest earning assets:
Cash equivalents	$863,497	$3,684	1.69%	$734,105	$4,086	2.21%	$481,115	$2,904	2.42%	$388,578	$2,368	2.47%	$434,701	$2,572	2.35%
Investment securities	522,811	2,587	1.98%	708,606	3,797	2.14%	1,039,193	6,271	2.41%	1,258,899	8,223	2.61%	1,275,752	8,210	2.57%
Loans
Non-acquired loans	3,870,976	73,589	7.54%	3,859,035	74,303	7.64%	3,794,263	72,979	7.71%	3,764,457	71,298	7.68%	3,693,398	70,747	7.60%
Acquired BBVAPR loans	546,565	8,969	6.56%	597,777	9,090	6.08%	634,598	9,603	6.05%	654,109	10,247	6.27%	678,026	10,935	6.45%
Acquired Eurobank loans	69,310	2,346	13.54%	82,234	2,379	11.57%	85,169	2,499	11.74%	86,159	2,574	11.95%	88,578	2,642	11.93%
Total loans	4,486,851	84,904	7.51%	4,539,046	85,772	7.50%	4,514,030	85,081	7.56%	4,504,725	84,119	7.57%	4,460,002	84,324	7.50%
Total interest-earning assets	$5,873,159	$91,175	6.16%	$5,981,757	$93,655	6.21%	$6,034,338	$94,256	6.27%	$6,152,202	$94,710	6.24%	$6,170,455	$95,106	6.11%

Interest bearing liabilities:
Deposits
NOW accounts	$1,110,635	$1,471	0.53%	$1,118,156	$1,616	0.57%	$1,124,670	$1,730	0.62%	$1,119,612	$1,454	0.53%	$1,109,795	$1,432	0.51%
Savings accounts	1,188,043	1,843	0.62%	1,199,678	2,012	0.67%	1,180,153	1,882	0.64%	1,181,024	1,615	0.55%	1,217,931	1,741	0.57%
Time deposits	1,156,965	4,442	1.52%	1,151,248	4,427	1.53%	1,065,005	3,652	1.38%	992,331	2,944	1.20%	1,012,267	3,008	1.18%
Brokered deposits	268,108	1,804	2.67%	358,130	2,298	2.55%	412,383	2,526	2.46%	498,116	2,835	2.31%	526,849	3,003	2.26%
	3,723,751	9,560	1.02%	3,827,212	10,353	1.07%	3,782,211	9,790	1.04%	3,791,083	8,848	0.95%	3,866,842	9,184	0.94%
Non-interest bearing deposit accounts	1,110,846	-	-	1,094,047	-	-	1,097,903	-	-	1,099,547	-	-	1,120,604	-	-%
Fair value premium amortization and core deposit intangible amortization	-	201	-	-	201	-	-	201	-	-	201	-	-	215	-
Total deposits	4,834,597	9,761	0.80%	4,921,259	10,554	0.85%	4,880,114	9,991	0.82%	4,890,630	9,049	0.75%	4,987,446	9,399	0.75%
Borrowings
Securities sold under agreements to repurchase	190,000	1,189	2.48%	224,783	1,342	2.37%	343,370	2,107	2.46%	444,843	2,785	2.54%	430,889	2,633	2.42%
Advances from FHLB and other borrowings	78,282	541	2.74%	79,328	550	2.75%	80,349	559	2.79%	81,226	563	2.81%	76,948	536	2.76%
Subordinated capital notes	36,083	475	5.22%	36,083	499	5.49%	36,083	514	5.71%	36,083	524	5.89%	36,083	503	5.53%
Total borrowings	304,365	2,205	2.87%	340,194	2,391	2.79%	459,802	3,180	2.77%	562,152	3,872	2.79%	543,920	3,672	2.68%
Total interest-bearing liabilities	$5,138,962	$11,966	0.92%	$5,261,453	$12,945	0.98%	$5,339,916	$13,171	0.99%	$5,452,782	$12,921	0.96%	$5,531,366	$13,071	0.94%
Interest rate spread		$79,209	5.24%		$80,710	5.23%		$81,085	5.28%		$81,789	5.28%		$82,035	5.17%
Net interest margin			5.35%			5.35%			5.39%			5.39%			5.27%

ASC 310-30 loan cost recoveries:
Acquired BBVAPR loans		$701			$217			$241			$427			$653
Acquired Eurobank loans		332			154			189			110			123
		$1,033			$371			$430			$537			$776
Adjusted excluding cost recoveries (Non-GAAP):
Total interest-earning assets	$5,873,159	$90,142	6.09%	$5,981,757	$93,284	6.19%	$6,034,338	$93,826	6.24%	$6,152,202	$94,173	6.21%	$6,170,455	$94,330	6.07%
Interest rate spread		$78,176	5.17%		$80,339	5.21%		$80,655	5.25%		$81,252	5.25%		$81,259	5.13%
Net interest margin			5.28%			5.33%			5.36%			5.36%			5.22%

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OFG Bancorp (NYSE: OFG)
Table 5: Average Balances, Net Interest Income and Net Interest Margin (Continued)
	2019 YTD			2018 YTD
		Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands) (unaudited)	Balance	Expense	Rate	Balance	Expense	Rate

Interest earning assets:
Cash equivalents	$618,446	$13,041	2.11%	$343,982	$6,698	1.95%
Investment securities	879,885	20,879	3.16%	1,293,407	32,340	2.50%
Loans
Non-acquired loans	3,822,575	292,179	7.64%	3,460,583	254,047	7.34%
Acquired BBVAPR loans	607,939	37,909	8.31%	794,092	54,500	9.15%
Acquired Eurobank loans	80,676	9,787	16.17%	93,460	12,834	18.31%
Total loans	4,511,190	339,875	7.53%	4,348,135	321,381	7.39%
Total interest-earning assets	$6,009,521	$373,795	6.22%	$5,985,524	$360,419	6.02%

Interest bearing liabilities:
Deposits
NOW accounts	$1,118,243	$6,271	0.56%	$1,079,538	$4,492	0.42%
Savings accounts	1,187,278	7,351	0.62%	1,216,636	6,364	0.52%
Time deposits	1,092,002	15,468	1.42%	1,019,061	11,486	1.13%
Brokered deposits	383,483	9,463	2.47%	496,171	9,751	1.97%
	3,781,006	38,553	1.02%	3,811,406	32,093	0.84%
Non-interest bearing deposit accounts	1,100,599	-	-	1,078,178	-	-%
Fair value premium amortization and core deposit intangible amortization	-	802	-	-	860	-
Total deposits	4,881,605	39,355	0.81%	4,889,584	32,953	0.67%
Borrowings
Securities sold under agreements to repurchase	299,842	7,423	2.48%	357,086	7,794	2.18%
Advances from FHLB and other borrowings	79,787	2,212	2.77%	72,882	1,875	2.57%
Subordinated capital notes	36,083	2,012	5.58%	36,083	1,903	5.27%
Total borrowings	415,712	11,647	2.80%	466,051	11,572	2.48%
Total interest-bearing liabilities	$5,297,317	$51,002	0.96%	$5,355,635	$44,525	0.83%
Interest rate spread		$322,793	5.26%		$315,894	5.19%
Net interest margin			5.37%			5.28%

ASC 310-30 loan cost recoveries:
Acquired BBVAPR loans		$1,587			2,206
Acquired Eurobank loans		785			1,875
		$2,371			$4,081
Adjusted excluding cost recoveries (Non-GAAP):
Total interest-earning assets	$6,009,521	$371,424	6.18%	$5,985,524	$356,338	5.95%
Interest rate spread		$320,422	5.22%		$311,813	5.12%
Net interest margin			5.33%			5.21%

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OFG Bancorp (NYSE: OFG)
Table 6: Loan Information and Performance Statistics (Excluding Acquired Loans) (1)
	2019	2019		2019	2019	2018
(Dollars in thousands) (unaudited)	Q4	Q3		Q2	Q1	Q4
Net Charge-offs
Mortgage:
Charge-offs	$1,075	$16,299	(b)	$604	$587	$1,570
Recoveries	(437)	(493)		(316)	(287)	(128)
Total mortgage	638	15,806		288	300	1,442
Commercial:
Charge-offs	439	8,402	(b)	2,146	1,086	386
Recoveries	(606)	(174)		(177)	(147)	(126)
Total commercial	(167)	8,228		1,969	939	260
Consumer:
Charge-offs	4,907	5,046		4,839	4,121	4,191
Recoveries	(164)	(1,260)	(a)	(327)	(263)	(1,000)
Total consumer	4,743	3,786		4,512	3,858	3,191
Auto:
Charge-offs	12,903	12,331		10,672	11,371	10,843
Recoveries	(4,111)	(5,724)	(a)	(4,877)	(3,982)	(4,851)
Total auto	8,792	6,607		5,795	7,389	5,992
Total	$14,006	$34,427		$12,564	$12,486	$10,885
Net Charge-off Rates
Mortgage	0.43%	10.14%		0.18%	0.18%	0.88%
Commercial	-0.04%	2.06%		0.50%	0.24%	0.07%
Consumer	4.97%	4.00%		4.85%	4.18%	3.47%
Auto	2.73%	2.10%		1.94%	2.54%	2.14%
Total	1.45%	3.57%	(b)	1.32%	1.33%	1.18%
Average Loans Held For Investment
Mortgage	$593,480	$623,772		$640,141	$649,408	$658,835
Commercial	1,608,492	1,597,902		1,584,362	1,584,246	1,546,166
Consumer	381,812	378,967		372,477	369,382	368,083
Auto	1,287,192	1,258,394		1,197,283	1,161,421	1,120,314
Total	$3,870,976	$3,859,035		$3,794,263	$3,764,457	$3,693,398

(a) During 3Q 2019, the Company received $2.4 million proceeds from the sale of fully charged-off originated auto and consumer loans.

(b) During 3Q 2019, the Company decided to sell several non-performing originated loans, which were sold during 4Q 2019, increasing charge-offs by $15.9 million, $4.4 million in commercial loans and $11.5 million in residential mortgages.

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OFG Bancorp (NYSE: OFG)
Table 6: Loan Information and Performance Statistics (Excluding Acquired Loans) (Continued) (1)
		2019	2019		2019	2019	2018
(Dollars in thousands) (unaudited)		Q4	Q3		Q2	Q1	Q4
Early Delinquency (30 - 89 days past due)
Mortgage		$21,822	$21,631		$24,303	$26,775	$26,150
Commercial		9,589	4,403		2,738	12,825	5,568
Consumer		8,287	8,550		8,617	7,795	7,285
Auto		103,562	103,346		98,625	87,500	86,039
Total		$143,260	$137,930		$134,283	$134,895	$125,042
Early Delinquency Rates (30 - 89 days past due)
Mortgage		3.78%	3.67%		3.82%	4.11%	3.91%
Commercial		0.58%	0.28%		0.17%	0.82%	0.35%
Consumer		2.29%	2.36%		2.42%	2.22%	2.09%
Auto		8.11%	8.16%		8.10%	7.49%	7.62%
Total		3.69%	3.64%		3.51%	3.61%	3.34%
Total Delinquency (30 days and over past due)
Mortgage:
Traditional, Non traditional, and Loans under Loss Mitigation		$40,747	$40,194	(a)	$70,364	$78,560	$82,404
GNMA's buy-back option program		10,805	11,403		11,675	12,942	19,721
Total mortgage		51,552	51,597		82,039	91,502	102,125
Commercial		26,536	24,399	(a)	28,762	35,737	27,423
Consumer		10,400	10,912		10,817	9,873	8,983
Auto		117,788	117,566		110,646	99,663	99,533
Total		$206,276	$204,474		$232,264	$236,775	$238,064
Total Delinquency Rates (30 days and over past due)
Mortgage:
Traditional, Non traditional, and Loans under Loss Mitigation		7.06%	6.82%		11.07%	12.06%	12.32%
GNMA's buy-back option program		1.87%	1.93%		1.84%	1.99%	2.95%
Total mortgage		8.93%	8.75%		12.91%	14.05%	15.27%
Commercial		1.59%	1.55%		1.78%	2.28%	1.72%
Consumer		2.88%	3.01%		3.04%	2.82%	2.57%
Auto		9.22%	9.29%		9.08%	8.54%	8.81%
Total		5.31%	5.39%		6.07%	6.33%	6.36%
Nonperforming Assets	(14)
Mortgage		$22,552	$21,138	(a)	$53,534	$59,665	$63,717
Commercial		39,089	35,601	(a)	44,617	50,376	42,456
Consumer		4,701	4,008		2,208	3,971	3,354
Auto		14,239	15,019		12,024	12,163	13,494
Total nonperforming loans		80,581	75,766		112,383	126,175	123,021
Foreclosed real estate		8,689	11,210		10,954	10,011	9,571
Other repossessed assets		3,327	3,537		2,507	3,574	2,986
Total nonperforming assets		$92,597	$90,513		$125,844	$139,760	$135,578
Nonperforming Loan Rates
Mortgage		3.91%	3.59%		8.42%	9.16%	9.53%
Commercial		2.34%	2.26%		2.76%	3.21%	2.66%
Consumer		1.30%	1.11%		0.62%	1.13%	0.96%
Auto		1.11%	1.19%		0.99%	1.04%	1.19%
Total loans		2.07%	2.00%		2.94%	3.37%	3.28%

(a) During 3Q 2019, the Company identified non-performing originated loans sold during 4Q 2019, $29 million in mortgage loans and $9 million in commercial loans. These loans were reclassified as held-for-sale at their fair value.

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OFG Bancorp (NYSE: OFG)
Table 7: Allowance for Loan and Lease Losses
	Quarter Ended December 31, 2019
(Dollars in thousands) (unaudited)	Mortgage	Commercial	Consumer	Auto	Total
Non-acquired loans
Balance at beginning of period	$8,391	$22,323	$15,328	$33,047	$79,089
(Recapture) provision for loan and lease losses, net	974	3,499	6,297	7,617	18,387
Charge-offs	(1,075)	(439)	(4,907)	(12,903)	(19,324)
Recoveries	437	606	164	4,111	5,318
Balance at end of period	$8,727	$25,989	$16,882	$31,872	$83,470
Allowance coverage ratio	1.51%	1.56%	4.67%	2.49%	2.15%

Acquired loans
Acquired BBVAPR loans:
Acquired loans accounted for under ASC 310-20
Balance at beginning of period		$20	$1,448	$22	$1,490
(Recapture) provision for loan and lease losses, net		7	466	(1)	472
Charge-offs		(24)	(382)	(27)	(433)
Recoveries		1	32	11	44
Balance at end of period		$4	$1,564	$5	$1,573

Acquired loans accounted for under ASC 310-30
Balance at beginning of period	$20,458	$28,647	$-	$2,289	$51,394
Provision (recapture) for loan and lease losses, net	2,038	2,234	-	(218)	4,054
Allowance de-recognition	(13,120)	(24,168)	-	(1,124)	(38,412)
Balance at end of period	$9,376	$6,713	$-	$947	$17,036

Acquired Eurobank loans:
Balance at beginning of period	$13,809	$8,561	$-	$-	$22,370
Provision (recapture) for loan and lease losses, net	335	(180)	-	-	155
Allowance de-recognition	(1,865)	(6,201)	-	-	(8,066)
Balance at end of period	$12,279	$2,180	$-	$-	$14,459

Total acquired loans
Balance at beginning of period	$34,267	$37,228	$1,448	$2,311	$75,254
Provision (recapture) for loan and lease losses, net	2,373	2,061	466	(219)	4,681
Charge-offs	-	(24)	(382)	(27)	(433)
Recoveries	-	1	32	11	44
Allowance de-recognition	(14,985)	(30,369)	-	(1,124)	(46,478)
Balance at end of period	$21,655	$8,897	$1,564	$952	$33,068

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OFG Bancorp (NYSE: OFG)
Table 8: Accretable Yield on Loans Accounted for Under ASC 310-30 (Loans Acquired with Deteriorated Credit Quality, including those by Analogy)
	Quarter Ended December 31, 2019
(Dollars in thousands) (unaudited)	Mortgage	Commercial	Construction	Auto	Consumer	Total
Accretable Yield and Non-Accretable Discount
Acquired Scotiabank PR & USVI loans:
Accretable Yield
Balance at beginning of period	$-	$-	$-	$-	$-	$-
Additions	325,731	122,334	6,848	3,715	257	458,886
Accretion	-	-	-	-	-	-
Change in expected cash flows	-	-	-	-	-	-
Transfers (to) from non-accretable discount	-	-	-	-	-	-
Balance at end of period	$325,731	$122,334	$6,848	$3,715	$257	$458,886

Non-Accretable Discount
Balance at beginning of period	$-	$-	$-	$-	$-	$-
Additions	217,113	69,952	3,246	3,720	393	294,424
Change in actual and expected cash flows	-	-	-	-	-	-
Transfers from (to) accretable yield	-	-	-	-	-	-
Balance at end of period	$217,113	$69,952	$3,246	$3,720	$393	$294,424

Acquired BBVAPR loans:
Accretable Yield
Balance at beginning of period	$201,824	$17,801	$1,325	$28	$194	$221,172
Accretion	(5,529)	(2,016)	(773)	2	(100)	(8,416)
Change in expected cash flows	(212)	743	2,791	(35)	100	3,387
Transfers (to) from non-accretable discount	-	(726)	(522)	52	(61)	(1,257)
Balance at end of period	$196,083	$15,802	$2,821	$47	$133	$214,886

Non-Accretable Discount
Balance at beginning of period	$280,751	$16,790	$7,329	$24,070	$18,786	$347,726
Change in actual and expected cash flows	(4,572)	(3,141)	(522)	(195)	(87)	(8,517)
Transfers from (to) accretable yield	-	726	522	(52)	61	1,257
Balance at end of period	$276,179	$14,375	$7,329	$23,823	$18,760	$340,466

			Construction &
			Development
	Loans Secured		Secured by
	by 1-4 Family	Commercial	1-4 Family
	Residential	and Other	Residential
	Properties	Construction	Properties	Leasing	Consumer	Total
Acquired Eurobank loans:
Accretable Yield
Balance at beginning of period	$34,116	$893	$579	$-	$-	$35,588
Accretion	(1,150)	(1,171)	-	(2)	(12)	(2,335)
Change in expected cash flows	1,054	854	-	(11)	23	1,920
Transfers (to) from non-accretable discount	(482)	(155)	(96)	13	(11)	(731)
Balance at end of period	$33,538	$421	$483	$-	$-	$34,442

Non-Accretable Discount
Balance at beginning of period	$-	$-	$1,626	$-	$88	$1,714
Change in actual and expected cash flows	(482)	2,322	-	13	(13)	1,840
Transfers from (to) accretable yield	482	155	96	(13)	11	731
Balance at end of period	$-	$2,477	$1,722	$-	$86	$4,285

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OFG Bancorp (NYSE: OFG)
Table 9: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital

In addition to disclosing required regulatory capital measures, we also report certain non-GAAP capital measures that management uses in assessing its capital adequacy. These non-GAAP measures include tangible common equity ("TCE") and TCE ratio. The table below provides the details of the calculation of our regulatory capital and non-GAAP capital measures. While our non-GAAP capital measures are widely used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies, they may not be comparable to similarly titled measures reported by other companies.

	2019	2019	2019	2019	2018
(Dollars in thousands) (unaudited)	Q4	Q3	Q2	Q1	Q4
Stockholders' Equity to Non-GAAP Tangible Common Equity
Total stockholders' equity	$1,045,826	$1,049,076	$1,044,874	$1,021,192	$999,877
Less: Intangible assets	(143,034)	(88,560)	(88,852)	(89,145)	(89,437)
Noncumulative perpetual preferred stock	(92,000)	(92,000)	(92,000)	(92,000)	(92,000)
Noncumulative perpetual preferred stock issuance costs	10,130	10,130	10,130	10,130	10,130
Tangible common equity	$820,922	$878,646	$874,152	$850,177	$828,570

Common stock outstanding at end of period	51,399	51,347	51,330	51,328	51,294
Tangible book value (Non-GAAP)	$15.97	$17.11	$17.03	$16.56	$16.15
Total Assets to Tangible Assets
Total assets	$9,297,452	$6,333,505	$6,464,127	$6,603,191	$6,583,352
Less: Intangible assets	(143,034)	(88,560)	(88,852)	(89,145)	(89,437)
Tangible assets (Non-GAAP)	$9,154,418	$6,244,945	$6,375,275	$6,514,046	$6,493,915
Non-GAAP TCE Ratio
Tangible common equity	$820,922	$878,646	$874,152	$850,177	$828,570
Tangible assets	9,154,418	6,244,945	6,375,275	6,514,046	6,493,915
TCE ratio	8.97%	14.07%	13.71%	13.05%	12.76%
Average Equity to Non-GAAP Average Tangible Common Equity
Average total stockholders' equity	$1,062,724	$1,061,541	$1,037,057	$1,017,546	$983,015
Less: Average noncumulative perpetual preferred stock	(92,000)	(92,000)	(92,000)	(92,000)	(111,174)
Average noncumulative perpetual preferred stock issuance costs	10,130	10,130	10,130	10,130	10,130
Average total common stockholders' equity	$980,854	$979,671	$955,187	$935,676	$881,971
Less: Average intangible assets	(89,005)	(88,701)	(88,995)	(89,291)	(89,580)
Average tangible common equity	$891,849	$890,970	$866,192	$846,385	$792,391
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OFG Bancorp (NYSE: OFG)
Table 9: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital Measures (Continued)

		BASEL III
		Standardized
		2019	2019	2019	2019	2018
(Dollars in thousands) (unaudited)		Q4	Q3	Q2	Q1	Q4
Regulatory Capital Metrics
Common equity Tier 1 capital		$735,998	$858,092	$855,667	$832,923	$811,708
Tier 1 capital		852,868	974,962	972,537	949,793	928,578
Total risk-based capital	(15)	939,548	1,035,910	1,035,109	1,012,112	990,500
Risk-weighted assets		6,824,396	4,771,165	4,895,441	4,872,807	4,837,214
Regulatory Capital Ratios
Common equity Tier 1 capital ratio	(16)	10.78%	17.98%	17.48%	17.09%	16.78%
Tier 1 risk-based capital ratio	(17)	12.50%	20.43%	19.87%	19.49%	19.20%
Total risk-based capital ratio	(18)	13.77%	21.71%	21.14%	20.77%	20.48%
Leverage ratio	(19)	13.99%	15.41%	15.20%	14.64%	14.22%

Common Equity Tier 1 Capital Ratio Under Basel III Standardized Approach
Total stockholders' equity		$1,045,826	$1,049,076	$1,044,874	$1,021,192	$999,877
Less: Noncumulative perpetual preferred stock		(92,000)	(92,000)	(92,000)	(92,000)	(92,000)
Noncumulative perpetual preferred stock issuance costs		10,130	10,130	10,130	10,130	10,130
Unrealized gains on available-for-sale securities, net of income tax		441	1,742	3,087	7,841	10,972
Unrealized losses on cash flow hedges, net of income tax		567	716	599	206	(9)
		964,964	969,664	966,690	947,369	928,970
Less: Disallowed goodwill		(86,069)	(86,069)	(86,069)	(86,069)	(86,069)
Disallowed other intangible assets, net	(20)	(39,127)	(1,557)	(1,739)	(1,922)	(2,105)
Disallowed deferred tax assets, net	(20)	(95,684)	(23,946)	(23,215)	(26,455)	(29,088)
Threshold 15%	(20)	(8,086)	-	-	-	-
Common equity Tier 1 capital		735,998	858,092	855,667	832,923	811,708
Plus: Qualifying noncumulative perpetual preferred stock		92,000	92,000	92,000	92,000	92,000
Qualifying noncumulative perpetual preferred stock issuance costs		(10,130)	(10,130)	(10,130)	(10,130)	(10,130)
Subordinated capital notes		35,000	35,000	35,000	35,000	35,000
Tier 1 capital		852,868	974,962	972,537	949,793	928,578
Plus tier 2 capital: Qualifying allowance for loan and lease losses		86,680	60,948	62,572	62,319	61,922
Total risk-based capital		$939,548	$1,035,910	$1,035,109	$1,012,112	$990,500

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OFG Bancorp (NYSE: OFG)
Table 10: Reconciliation of GAAP to Non-GAAP with adjustments to exclude the impact of significant events.

The Company prepared its Consolidated Financial Statement using accounting principles generally accepted in the U.S. (“U.S. GAAP” or the “reported basis”). In addition to analyzing the Company’s results on the reported basis, management monitors the “Adjusted net income” of the Company and excludes the impact of certain transactions on the results of its operations. Management believes that “Adjusted net income” provides meaningful information to investors about the underlying performance of the Company’s ongoing operations. “Adjusted net income” is a non-GAAP financial measure.

The table below describes adjustments to net income for the year ended December 31, 2019.

	Year ended December 31, 2019

		Income Tax	Impact on
(Dollars in thousands) (unaudited)	Pre-tax	Effect	Net Income

U.S. GAAP net income			$54,189
Non-GAAP adjustments:
Sale of mortgage-backed securities available-for-sale	$(8,267)	$1,984	(6,283)	(a)
Non-performing loans transferred to held-for-sale or sold	54,319	(20,370)	33,949	(b)
Sale of fully charged-off loans	(2,382)	893	(1,489)	(c)
Merger and restructuring expenses	24,054	(9,020)	15,034	(d)
FDIC insurance assessment credit	(1,534)	575	(959)	(e)
Hacienda credit for hurricane Maria	(1,010)	-	(1,010)	(f)
Environmental factors adjustment	(4,541)	1,703	(2,838)	(g)
Bargain purchase from Scotiabank PR & USVI	(315)	-	(315)	(h)
Adjusted net income (Non-GAAP)			$90,279
Less: dividends on preferred stock			(6,512)
Adjusted net income available to common shareholders (Non-GAAP)			$83,767

Adjusted earnings per common share - diluted (Non-GAAP)			$1.62

Adjusted Performance Metrics - Reconciliation to GAAP Financial Measures:			Year ended December 31, 2019
Net income			$54,189
Non-GAAP adjustments			36,090
Adjusted net income (Non-GAAP)			90,279

Average assets			6,464,329

Return on average assets			0.84%
Adjusted return on average assets (Non-GAAP)			1.40%

Net income available to common shareholders			$47,677
Non-GAAP adjustments			36,090
Adjusted net income available to common shareholders (Non-GAAP)			83,767

Average tangible common equity			874,015

Return on average tangible common stockholders' equity			5.45%
Adjusted return on average tangible common stockholders' equity (Non-GAAP)			9.58%

Total non-interest expense			$232,687
Non-GAAP adjustments, pre-tax			(21,510)
Adjusted total non-interest expense (Non-GAAP)			211,177

Net interest income			322,793
Total banking and financial service revenues			73,365
			396,158

Efficiency ratio			58.74%
Adjusted efficiency ratio (Non-GAAP)			53.31%

(a) During 2Q 2019 and 3Q 2019, the Company sold $350 million and $322 million available-for-sale mortgage-backed securities, respectively, and recognized a gain in the sale of $4.8 million and $3.5 million, respectively.

(b) During 2019, the Company sold mostly non-performing loans, increasing the provision by $8.8 million in 2Q2019, $38.9 million in 3Q2019, and $6.6 million in 4Q2019.
(c) During 3Q 2019, the Company received $2.4 million proceeds from the sale of fully charged-off originated auto and consumer loans.

(d) During 2Q 2019, the Company entered into an agreement with Scotiabank to acquire its Puerto Rico and US Virgin Islands operations, subject to customary closing conditions. On December 31, 2019, the Company completed the acquisition. During 2Q2019, 3Q2019 and 4Q2019, $1.0 million, $1.6 and $21.5 million, respectively, were incurred in related merger and restructuring charges.

(e) During 3Q 2019, the Company recognized an FDIC insurance assessment credit received amounting to $1.5 million.
(f) During 3Q 2019, the Company received an additional $1 million credit from Puerto Rico Treasury on employee retention during hurricane Maria.

(g) During 3Q 2019, the Company had a reduction in provision for loan losses of $4.5 million as a result of the adjustment to the qualitative factor related to sustained favorable macroeconomic conditions in Puerto Rico.

(h) On December 31, 2019,  the Company acquired Scotiabank's Puerto Rico and USVI operations for $560 million (excluding settlement amounts), which approximated the fair value of net assets acquired. The determination of fair value may necessitate the use of one year measurement period to adequately analyze all the factors used as of the acquisition date.

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OFG Bancorp (NYSE: OFG)
Table 11: Notes to Financial Summary, Selected Metrics, Loans, and Consolidated Financial Statements (Tables 1 - 10)

(1)

We use the term "acquired loans" to refer to loans acquired from the Scotiabank acquisition (December 31, 2019), the BBVAPR acquisition (December 18, 2012) and the Eurobank FDIC-Assisted acquisition (April 30, 2010), recorded at fair value at acquisition. The majority of these loans acquired are subsequently accounted for based on estimated cash flows expected to be collected over the life of the loans (under the accounting standard known as ASC 310-30). Because the guidance takes into consideration future credit losses expected to be incurred over the life of the loans, there are no charge-offs or an allowance associated with this loans unless the estimated cash flows expected to be collected decrease subsequent to acquisition. In addition, these loans are not classified as delinquent or nonperforming even though the customer may be contractually past due because we expect that we will fully collect the carrying value of these loans. Acquired loans also include loans acquired in the BBVAPR acquisition that were accounted for under the provisions of ASC 310-20, which at the end of the reporting period still have unamortized premium or discount. The fair value of these loans already include a credit mark for losses estimated on these loans.  The allowance for loan and lease losses for these loans considers such marks applied. The accounting and classification of these loans may significantly alter some of our reported credit quality metrics. We therefore supplement certain reported credit quality metrics with metrics adjusted to exclude the impact of these acquired loans.

(2)	Total banking and financial service revenues.
(3)	Calculated based on net income available to common shareholders divided by average common shares outstanding for the period.
(4)

Calculated based on net income available to common shareholders plus the preferred dividends on the convertible preferred stock, divided by total average common shares outstanding and equivalents for the period as if converted.

(5)

Tangible book value per common share is a non-GAAP measure calculated based on tangible common equity divided by common shares outstanding. See "Table 9: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital Measures" for additional information.

(6)	Information includes all loans held for investment, including all acquired loans. Acquired loans, including those accounted for under ASC 310-30, are disclosed at carrying amount.
(7)	Calculated based on annualized net interest income for the period divided by average interest-earning assets for the period.
(8)	Calculated based on annualized income, net of tax, for the period divided by average total assets for the period.
(9)	Calculated based on annualized income available to common shareholders for the period divided by average tangible common equity for the period.
(10)	Calculated based on non-interest expense for the period divided by total net interest income and total banking and financial services revenues for the period.
(11)	Calculated based on annualized net charge-offs for the period divided by average loans held for investment for the period.
(12)	Non-GAAP ratios. See "Table 9: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital Measures" for information on the calculation of each of these ratios.
(13)	Production of new loans (excluding renewals).
(14)

Loans accounted for under ASC 310-30 (loans acquired with deteriorated credit quality, including those by analogy), including Eurobank acquired loans, are considered to be performing due to the application of the accretion method, in which these loans will accrete interest income over the remaining life of the loans using estimated cash flow analyses. Therefore, they are not included as non-performing loans.

(15)	Total risk-based capital equals the sum of Tier 1 capital and Tier 2 capital.
(16)	Common equity Tier 1 capital ratio is a regulatory capital measure calculated based on Common equity Tier 1 capital divided by risk-weighted assets.
(17)	Tier 1 risk-based capital ratio is a regulatory capital measure calculated based on Tier 1 capital divided by risk-weighted assets.
(18)	Total risk-based capital ratio is a regulatory capital measure calculated based on Total risk-based capital divided by risk-weighted assets.
(19)	Leverage capital ratio is a regulatory capital measure calculated based on Tier 1 capital divided by average assets, after certain adjustments.
(20)	Amounts based on transition provisions for regulatory capital deductions and adjustments of 80% for 2019 and 2018.
(21)	Pre-provision net revenues is a non-GAAP measure calculated based on net interest income plus total non-interest income, net, less total non-interest expenses for the period.
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